UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving, TX	75063-2547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 29, 2010, the Board of Directors of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee, approved an additional supplemental retirement benefit for Terry Smith, the Bank’s President and Chief Executive Officer, subject to the review of the Federal Housing Finance Agency (“FHFA”). On May 25, 2011, the FHFA gave notice to the Bank that it did not object to the establishment of this additional benefit for Mr. Smith.
To implement this benefit, the Bank’s Special Non-Qualified Deferred Compensation Plan (“SERP”), a nonqualified defined contribution plan, was amended and restated to add a Group 4 account for the sole benefit of Mr. Smith. The operation of Groups 1, 2 and 3 of the Bank’s SERP, none of which were impacted by this amendment, are described in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on March 25, 2011.
The terms of the amended and restated SERP provide that in each of the calendar years 2011, 2012, 2013, 2014 and 2015, the Bank will contribute $55,000 to Mr. Smith’s Group 4 SERP account. Mr. Smith’s Group 4 benefits vest as of January 1, 2016 and become payable to him only upon his retirement or termination of employment. If, prior to January 1, 2016, Mr. Smith resigns, his employment is otherwise terminated for any reason other than death or disability, or he is removed from the Group 4 SERP, all of his Group 4 benefits will be forfeited. The provisions of the plan provide for accelerated vesting in the event of Mr. Smith’s death or disability. Mr. Smith is not permitted to make contributions to the Group 4 SERP. The ultimate benefit to be derived by Mr. Smith from the Group 4 SERP is based solely on the contributions the Bank makes on his behalf and the earnings or losses on those contributions. The Bank does not guarantee a specific benefit amount or investment return to him. In addition, the Bank has the right at any time to amend or terminate the Group 4 SERP at its discretion, except that no amendment, modification or termination may reduce Mr. Smith’s then vested Group 4 account balance. If Mr. Smith retires or his employment is otherwise terminated after January 1, 2016, or if he becomes disabled prior to January 1, 2016, the balance of his Group 4 SERP account will be paid in either a lump sum distribution or annual installment payments over a period ranging from 2 to 20 years based on his election. If Mr. Smith dies prior to January 1, 2016, his Group 4 SERP account will be paid to his beneficiary in a lump sum distribution within 90 days of his death. Mr. Smith will direct the investment of his Group 4 account balance among the same mutual funds that are available to participants in the Bank’s Nonqualified Deferred Compensation Plan. Mr. Smith can change his investment selections prospectively by contacting the administrator of the Bank’s grantor trust. There are no limitations on the frequency and manner in which he can change his investment selections.
The amended and restated SERP is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits

Exhibits
10.1	Form of Special Non-Qualified Deferred Compensation Plan, as amended and restated effective December 31, 2010

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: June 1, 2011	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer